UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2014

Conversant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_________________________ (State or Other Jurisdiction of Incorporation)	_______________ (Commission File Number)	__________________ (IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California	91362
_____________________________________________________________ (Address of Principal Executive Offices)	___________ (Zip Code)
Registrant’s telephone number, including area code: (818) 575-4500
______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Conversant, Inc. today announced that it has acquired SET Media, Inc., a digital video technology company based in San Francisco.  Total consideration consists of approximately $26 million in cash paid upon closing and approximately $4 million in employee equity instruments that will vest over a period of four years.

Information regarding the transaction is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, issued by the Company on February 6, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conversant, Inc.

February 6, 2014	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by the Company on February 6, 2014.